                                    PENNANT
                                     FOODS




March 30, 1998

Mrs. Fields Original Cookie Company
462 West Bearcat Drive
Salt Lake City, UT 84115

Re: Supply Agreement

Ladies and Gentlemen:

         This letter sets forth the terms of the agreement between Mrs. Fields Original Cookie Company ("Buyer") and LBI Acquisition Corp. d/b/a Pennant Foods ("Seller"), relating to the purchase by Buyer, and the sale by Seller, of cookie dough and other bakery products, having the item codes and names listed on attached Exhibit A, and "new bakery products" designated as such under Paragraph 5 below (collectively, "Products").

         1.- Minimum Annual Purchase and Sale of the Products. Buyer agrees to buy, and Seller agrees to sell, an amount not less than 23,000,000 pounds of the Products during each of calendar years 1998, 1999, and 2000 (the "term").

         2.       Volume Incentives and Penalties.

                  (a) Rebate to Buyer. Within sixty (60) days after the end of each calendar year during the term, Seller shall pay to Buyer a rebate for purchases of the Products that exceed the minimum annual purchase obligation in Paragraph 1 above. The amount of the rebate shall be determined by multiplying the actual total pounds of the Products purchased by Buyer during the year by the corresponding incentive payment rate listed in attached Exhibit B.

                  (b) Penalty Payment by Buyer. If Buyer fails to meet its minimum annual purchase obligation under Paragraph 1, then, within sixty (60) days after the end of the applicable calendar year during the term, Buyer shall pay to Seller a penalty in an amount determined by multiplying 23,000,000 by the per pound penalty rate listed in attached Exhibit C corresponding to the volume of Products actually purchased by Buyer. The penalty is intended to compensate Seller for its incremental unit cost of producing the lesser volume actually purchased by the Buyer.

Mrs. Fields Original Cookie Company
Page 2
March 30,1998

                  (c) Remedies For Failure to Meet Minimum. If Buyer's failure to purchase the minimum annual quantities of the Products required under Paragraph 1 is attributable to a decrease in requirements for the Products due to declines in Buyer's business, then the penalty payment by Buyer under Paragraph 2(b) is the Seller's exclusive remedy. However, if Buyer's failure to make such purchases is attributable to Buyer's purchase of like products from an alternative supplier, then, in addition to the penalty payment by Buyer under Paragraph 2(b), Buyer shall pay Seller a sum determined by multiplying the volume shortfall by an amount equal to the Seller's weighted average of the conversion charges for the Products purchased, as set forth on Exhibit A, less Seller's variable manufacturing costs not incurred.

         3.       (a)   Distributor Purchases. Distributors designated by Buyer,
who are approved by Seller and who meet Seller's normal standards of creditworthiness, may order and purchase the Products and otherwise act on Buyer's behalf pursuant to this Agreement. Any such distributor purchases, or any purchases by or on behalf of Buyer's franchisees or licensees shall be governed by the terms of this Supply Agreement (except to the extent inconsistent with any separate agreement between Seller and any such franchisee or licensee) and shall be counted towards Buyer's minimum annual purchase obligation under Paragraph 1.

                  (b)   Recovery of increased Distribution Costs.

                        (i) All shipments from Seller to Buyer's distributor (currently BlueLine Distribution) will be on a full truck load basis. Less than truck load shipments will be approved by Buyer's Distributor and the cost between actual cost and full truck rate will be paid by Buyer's Distributor. In the event that Buyer changes distributors or if the current distributor changes its destination points from the current "ship to" locations, Seller is entitled to recalculate freight costs and adjust the total conversion costs accordingly.

                        (ii)   Should a Force Majeure Event (as defined in
Section 20 (a)) occur which affects the cost of transportation, Seller is entitled to recalculate the freight costs and adjust the conversion costs accordingly.

         4.       Price.

                  (a) The price to be paid for the Products shall be an amount equal to the Total Price ($ per lb.) as listed on the attached Exhibit A, adjusted as may be provided in Paragraphs 4(b) through 4(e) below.

                  (b) Commodity Items - Price Adjustment. Commodity Items are listed in Exhibit D and include bagged flour, bagged sugar, eggs, chocolate, butter, nuts, oil and packaging ("Commodity Items"). Standards for Commodity Items will be set at the beginning of the year based on a forecasted average annual cost ("Commodity Standards"). These Commodity Standards will be evaluated quarterly and adjusted to market conditions. At the end of each quarter, an average of actual purchases costs paid during the quarter will be tallied against the standard. If the aggregate for the quarter varies by at least $50,000 (positively or negatively), the total variance will be applied to raw material pricing across all

Mrs. Fields Original Cookie Company
Page 3
February 12, 1998


products for the next quarterly pricing period. Aggregate amounts less than $50,000 will be rolled forward and added into the aggregate of the next quarter. This process will be settled at the end of each calendar year.

         Volume (pounds) to be used for allocating the rate of the raw material variances per quarter for re-pricing will be the minimum volume of 23,000,000 lbs. divided by the four quarters or 5,750,000 lbs. per quarter. (This is to lessen the volume swings of seasonal business).

                  (c) Non-Commodity Items - Price Adjustment. Raw material and packaging costs for non-commodity items will be adjusted by the Seller at the end of each calendar year and applied to Products purchased in the following year as follows:

                        All ingredients and packaging (except for Commodity Items listed in 4(b)and Exhibit D) shall be adjusted to a standard cost which is derived by using the last actual cost paid by Seller for the item. This cost will be used for the subsequent calendar year.

                  (d) Labor and Energy Costs - Price Adjustment To enable Seller to cover rising labor and energy costs during the term of this agreement, Buyer agrees to the following annual increases to total conversion cost on all manufactured items as follows:

                        (i)    January 1, 1999 - $0.00333 per pound; and

                        (ii)   January 1, 2000 - $0.00333 per pound.

                  (e) Price Rebates. At the end of each calendar quarter Seller shall rebate to Buyer $0.071 for each pound of Product sold by Seller during the calendar quarter. Seller shall rebate an additional $0.02 for each pound of Product sold in accordance with the attached Schedule A.

         Except as to Legacy Brands, Inc., the price under this Paragraph 4 shall not apply to purchases by any of Buyer's franchisees or licensees to the extent inconsistent with any separate agreement between Seller and any such franchisee or licensee unless Product can be priced to include any rebate.

         5. New Bakery Products. If compatible with the normal operation of Seller's business, Seller agrees to manufacture any new bakery products designated as such by Buyer (whereupon they will be deemed "Products" for all purposes under this agreement) pursuant to the directions, formulations and recipes communicated by Buyer to Seller. Seller's obligation to supply new bakery products to Buyer under this Paragraph 5 is subject to agreement between Buyer and Seller on the initial price to be charged Buyer for the same. For purposes of computing the price to be paid by Buyer under Paragraph 4, such initial price shall be deemed to be the price as if listed on attached Exhibit
A. Seller agrees to cooperate and offer reasonable assistance to Buyer in the development of new bakery products,

Mrs. Fields Original Cookie Company
Page 4
February 12, 1998


provided in each case that Buyer agrees to compensate Seller for costs incurred.

         6.       Quantities and Orders.

                  (a) Buyer shall, prior to September 30 of each Calendar year during the term, furnish Seller with a schedule forecasting monthly estimated quantities of the specific Products to be purchased by Buyer during the following calendar year.

                  (b) Buyer or its designated representative shall submit an order to Seller on or prior to Wednesday of each week for Products to be produced by Seller during the following week. Seller may decline to accept any actual orders for Products during any quarter to the extent that such order exceeds by more than twenty (20) percent of the amount of Products scheduled for production during an average production week. Seller reserves the right to decline any order which is less than a full batch size. Each order submitted by Buyer for Products shall state that it is submitted pursuant to this Agreement, shall be transmitted to Seller in writing, and shall include the quantity, description, and item number of Products ordered, delivery points, delivery schedules, shipping instructions, and such other information as Seller may reasonably require. Each order shall be for a minimum of one batch of the Products ordered, and shipping instructions shall correspond with the regional delivery schedule provided from time to time by Seller. Seller shall confirm in writing receipt of each order.

         7. Delivery. Seller shall ship Products ordered by Buyer pursuant to Paragraph 6 (b) hereof such that the Products are delivered to the destination designated by Buyer by the dates specified for delivery, except that the date specified for delivery shall be an approximate date for unloading Products and shall allow for normal transportation delays. Seller shall notify Buyer in writing of the date on which Products ordered have been shipped and all related shipping information. Delivery of products shall be C.I.F. the destination (within the 48 contiguous states) designated by Buyer in the notice given pursuant to Paragraph 6 (b). Seller shall ship Products in refrigerated containers at 0 degrees F. or below.

         8. Payment The price for the Products shall be payable net cash within 20 days from the date of invoice or shipment, whichever is earlier. Buyer or its representative may dispute any invoice in good faith as long as Buyer or its Representative shall pay all undisputed amounts in a timely manner. Buyer or its Representative shall pay interest on all overdue accounts at the lessor of
(1) the "Prime Rate" (or any successor rate) as then published in the Wall Street Journal plus 1% or (ii) the highest applicable legal rate (the "Penalty Rate").

         9. Sale of Products to Others. Seller will not sell or offer to sell the Products or any bakery items produced from the Licensed Trade Secrets (as hereinafter defined) or derived therefrom to any persons, entities, or parties other than Buyer or any Licensee of Buyer. Nothing in this Agreement shall be construed to limited Seller's right to sell to other customers items which are of a similar type to the Products but which do not use the Licensed Trade Secrets in their manufacture, production, formulation, or otherwise.

Mrs. Fields Original Cookie Company
Page 5
February 12,1998


         10. Purchase of Supplies. If Seller acquires raw materials or supplies which are unique to the production of Products and which are not customarily used in the production of other bakery items by Seller (the "Supplies'), and the Supplies are not used in the production of Products ordered by Buyer during the shelf life of the Supplies, and the Supplies cannot be used by Seller in the manufacture of other bakery items in the normal course of Seller's business, Buyer shall pay to Seller the actual costs of the Supplies not used by Seller and all expenses incurred by Seller in the storage and any disposal thereof. In addition, if Seller has produced Products to fill an order received from Buyer pursuant to Paragraph 6 (b) hereof, and Buyer does not call for delivery of the same before the expiration of the shelf life thereof, Seller shall destroy the same and invoice Buyer for the price with respect thereto.

         11. Duty To Examine. Upon receipt of the Products at their destination, Buyer shall examine the Products for impurities, damage, spoilage, and any and all other defects to such Products. Promptly upon discovery thereof by Buyer, but in any event not later than thirty (30) days after receipt, Buyer shall notify Seller of any products which are damaged, defective, opened or improperly packaged. If Buyer has previously paid for defective Products, Buyer shall be entitled to a refund of the portion of the Price attributable to such defective Products within ten (10) days after the notice of the defect, unless the same is disputed by Seller in good faith, except that if the amount to be refunded does not exceed $1,000, such amount shall be a credit against the next invoice. Seller shall pay Buyer interest on all overdue accounts calculated at the Penalty Rate. If requested by Seller, Buyer shall promptly return defective Products to Seller at Seller's expense. Buyer further agrees to take reasonable steps at Seller's expense, for a period not to exceed ten (10) days after notice to Seller of the defect, to preserve the rejected Products pending Seller's instructions.

         12. Replacement of Damaged Goods. If Seller discovers, upon examination pursuant to Paragraph 11 hereof, that any of the Products delivered to Buyer are spoiled, damaged or otherwise defective, Buyer shall have the right to require Seller to replace such defective Products, provided that at least five (5) percent (by price) of the total shipment of Products is spoiled, damaged or otherwise defective. If Buyer so elects to have such Products replaced, the shipment of any replacement products will have priority over shipments by Seller to other customers of Seller, and will be effected within seventy-two (72) hours (or three working days, if later). Seller shall, if requested by Buyer, cause such replacement Products to be delivered to Buyer, at Seller's expense, by the most rapid means of commercially feasible ground transportation available.

         13. Rotation of Finished Products. Seller agrees to rotate all finished Products stored by Seller after production on a "first in-first out" basis.

         14. License. For purposes of this Agreement, "Licensed Trade Secrets" means all transferable techniques, processes, methods of production and know-how uniquely pertaining to and necessary for use in relation to the formulation, composition and production of Products. Information which was already in the possession of Seller, but which was not obtained in connection with this transaction or past transactions with Buyer, or information which is or becomes publicly available without breach of (i) this Agreement, (ii) any agreement or instrument with Buyer to which Seller is a

Mrs. Fields Original Cookie Company
Page 6
February 12,1998


party or beneficiary, or (iii) any duty owed Buyer by Seller or any other subsidiary of Seller, shall be excluded from the definition of Licensed Trade Secrets. Buyer hereby grants to Seller, and Seller accepts from Buyer, a non-exclusive license to employ the Licensed Trade Secrets solely for the purpose of producing the Products for sale to Buyer and Licensees of Buyer.

         15. Confidentiality. Seller understands that the Licensed Trade Secrets disclosed to Seller under this agreement are secret, proprietary and of value to Buyer, which value may be impaired if the secrecy of such information is not maintained. Seller will take reasonable security measures to preserve and protect the secrecy of the Licensed Trade Secrets. Seller agrees to hold the Licensed Trade Secrets in confidence and not to disclose any of the Licensed Trade Secrets, either directly or indirectly, to any person or entity, including any subsidiary or affiliate of Seller (or any director, officer, or employee thereof) during the term of this agreement or at any time within five (5) years following the expiration or termination hereof, except that Seller may disclose the Licensed Trade Secrets to its key officers and employees to whom disclosure is necessary for the manufacture of the Products pursuant to this agreement. Seller shall exercise such other reasonable precautions to protect and safeguard the secrecy of the Licensed Trade Secrets except that Seller shall not be required to employ any more stringent measures than it employs in connection with protection of its own confidential information.

         16. Representations and Warranties of Seller. Seller represents, warrants and agrees as follows:

                  (a) Conformity with Specifications. The Products will be manufactured strictly in accordance with the standards, procedures, specifications, formulations and recipes from time to time reasonably established by Buyer. If at any time Buyer deems the quality of the Products to be below such standards, Buyer may so notify Seller in writing, and Seller will immediately bring such substandard Products up to the quality standards required by this agreement. Buyer's right to oversee the quality of the Products shall not in any way replace, supersede, or substitute for the quality control required to be exercised by Seller hereunder. The exercise of any action of quality control by Buyer shall be for its sole and exclusive benefit. If at any time Seller adapts or modifies the Products in accordance with a request from Buyer, Seller will produce and manufacture such alternate or modified Products using the same quality control standards and procedures with respect to such Products as Seller is required to observe in the manufacture of the Products.

                  (b) Compliance with Law. Seller will manufacture the Products in compliance with all applicable federal, state and local laws or regulations to which Seller is subject, except that Seller shall not be liable to Buyer for any violation of any such laws or regulations if arising from the adherence by Seller to the instructions of Buyer.

         17.      Indemnification.

                  (a) Seller agrees to indemnify and hold Buyer harmless from and against any and all demands, liabilities, damages, expenses, causes of action, suits, claims or judgments (including

Mrs. Fields Original Cookie Company
Page 7
February 12, 1998


reasonable attorneys' fees) arising out of or in connection with (i) any damage to property, injuries, illness or loss of life which occur on account of, or in connection with the use or consumption of Products which were defective in condition, quality or purity as of delivery to Buyer, whether such condition was discovered at the time of delivery or at a later date, and (ii) any default by Seller in the observation or performance of its covenants and agreements contained herein. Buyer agrees to indemnify and hold Seller harmless from and against any and all demands, liabilities, damages, expenses, causes of actions, suits or judgments (including reasonable attorneys' fees) arising out of or in connection with (i) the sale, distribution, handling or misuse of the Products after delivery to Buyer except to the extent to which Buyer is indemnified by Seller under this Paragraph 17, and (ii) any default by Buyer in the observance, payment or performance of its covenants and agreements contained herein. Any amounts payable by one party to the other pursuant to this Paragraph 17 shall be limited to actual damages, and shall not include any amounts attributable to incidental or consequential damages.

                  (b) Buyer represents to Seller that it has made and will continue to make all required disclosures to its franchisees concerning rebates or other payments by Seller to Buyer or its affiliates, and Buyer agrees to defend, indemnify and hold Seller harmless from any claims, liabilities, or damages, including attorneys' fees, arising out of any breach by Buyer of this representation.

18.      Termination.

                  (a) Seller's Rights. Seller, at its option, shall have the right by notice to Buyer, in addition to any other remedy available at law, in equity or pursuant to this agreement (including but not limited to an injunction, specific performance and damages) to suspend or terminate Buyers right to purchase, and Sellers obligation to supply Buyer with Products and any other future right of Buyer pursuant to this agreement upon the happening and during the continuance of any one or more of the following events:

                            (i)      Buyer fails to pay any amount owing to
Seller hereunder within thirty (30) days from the date Buyer receives notice of a default hereunder; and

                            (ii)     Buyer defaults in the performance of any
other term, covenant,agreement or condition of this agreement and if within sixty (60) days after notice from Seller describing the specific activities constituting such default, Buyer shall fail to cure default, or if such default cannot be cured with the exercise of due diligence within said sixty (60) day period, shall fail thereafter to proceed to cure the same diligently and in good faith, and in any case, to cure such default within one hundred-twenty
(120) days.

                  (b) Buyer's Rights. Buyer, at its option, shall have the right by notice to Seller, in addition to any other remedy available by law, in equity or pursuant to this agreement (including but not limited to the right to an injunction, specific performance and damages) to terminate Buyers obligation to purchase Products from Seller, and any other future right of Seller pursuant to this agreement, if Seller defaults in the performance of any material term, covenant, agreement or condition of this agreement, and if within sixty (60) days after notice from Buyer describing the specific activities

Mrs. Fields Original Cookie Company
Page 8
February 12, 1998


constituting such default, Seller shall fail to cure the default, or if such default cannot be cured with the exercise of due diligence within a sixty (60) day period, shall fail thereafter to proceed to cure the same diligently and in good faith, and in any case, to cure such default within one hundred-twenty
(120) days;

                  (c) Remaining Obligations. The termination of this agreement by either party pursuant to this Paragraph 18 shall not relieve (i) either party of its obligation to pay all such sums owed to the other hereunder, (ii) Seller of its obligation of confidentiality under Paragraph 16, and (iii) either party of its respective obligations of indemnity contained herein.

          19. Assignment. Buyer and Seller may, without the consent of the other party, with notice to the other party, assign its rights and obligations hereunder to a related entity, but shall remain liable therefor. For purposes of this Paragraph 19, the term "related entity." shall mean any corporation, partnership or joint venture which is fifty percent (5 0%) or more owned by Buyer or Seller, as the case may be. Except as provided in this Paragraph 19, Buyer and Seller may not assign their rights or obligations hereunder without the prior written consent of the other party. Subject to the foregoing limitation, all the terms and provisions of this agreement shall be binding upon, and shall inure to the benefit of, the successors in interest or the assigns of the parties hereto with the same effect as is mentioned in each instance, or the party hereto is named or referred to, except that no assignment, transfer, pledge or mortgage and violation of the provisions of this agreement shall vest any rights and any assignee, transferee, pledgee, or mortgagee.

         20.      Miscellaneous.

                  (a) Force Majeure. Neither party shall be deemed to be in default under this agreement because of delays or inability to perform occasioned by war, civil disturbance, strikes, boycotts, lock-outs, shortages, transportation and communication problems, natural calamities such as fire, flood, earthquake, storm, acts of God, governmental regulations or actions, inability to obtain labor or materials from usual sources of supply, or. other means beyond the parties' control (a "Force Majeure Event"). In case of a Force Majeure Event affecting production of Products by Seller, (i) deliveries of Products by Seller hereunder shall be allocated among Buyer and Seller's other customers on a fair and reasonable basis and (ii) (a) Buyer's minimum annual purchase obligation under paragraph I shall be reduced, for each month (or fraction thereof that such Force Majeure Event continues, by an amount that represents Buyer's monthly average purchases of Products during the preceding twelve (12) months under this (or a predecessor) agreement; and (b) the amount by which Buyer's minimum annual purchase obligation is decreased under clause
(a) of this subparagraph (ii) shall be added to the amount of Products actually purchased by Buyer for purposes of determining any rebates due Buyer or penalties payable by Buyer under paragraphs 2(a) or 2(b), respectively.

                  (b) Headings. Headings in this agreement are included for convenience of reference only, and shall not constitute a part of this agreement for any other purpose.

Mrs. Fields Original Cookie Company
Page 9
February 12, 1998

                  (c) Notices. All notices provided by this agreement shall be in writing and shall be given by facsimile transmission with the copy thereof mailed by first class mail, postage prepaid, or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of facsimile transmission or on the date of delivery whichever applies.

To order Products:

         Pennant Foods
         2200 Cabot Drive
         Suite 100
         Lisle, Illinois 60532
         Facsimile No.: (630) 955-5532

For all other Purposes:

         LBI Acquisition Corp.
         100 Northfield Street
         Greenwich, Connecticut 06830
         Facsimile No.: (203) 622-6976
         Attention: Thomas C. Ewing

         Mrs. Fields Original Cookie Company
         462 West Bearcat Drive
         Salt Lake City, Utah 84115
         Facsimile No.: (801) 463-2223

                  (d) Applicable Law. This agreement shall be construed and enforced in accordance with, and governed by the laws of the State of Connecticut.

                  (e) Integration. This agreement represents the only agreement and understanding between the parties and their affiliates with respect to the subject matter hereof, and supersedes all prior negotiations, representations and agreements made by the parties and their affiliates with respect to the subject matter hereof. This agreement may be amended, supplemented or changed, and any provision hereof waived, only by a written instrument making specific reference to this agreement signed by the party against whom enforcement of any such amendment, supplement or change or waiver is sought. Waiver by either party of any breach or default hereunder by the other party shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

                  (f) Counterparts. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same agreement, binding upon all parties thereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

Mrs. Fields Original Cookie Company
Page 10
February 12, 1998



                  (g) Severability. In the event any provision of this agreement is found to be unenforceable or invalid, such provision shall be severable from this agreement if it is capable of being identified with and apportioned to reciprocal consideration or to the extent it is a provision which is not essential and the absence of which would not have prevented the parties from entering into this agreement. The unenforceability or invalidity of a provision which has been performed shall not be grounds for invalidation of this agreement under circumstances in which the true controversy between the parties does not involve any such provision.

                  (h) Extension. This agreement may be extended beyond the term upon such terms and conditions as the parties shall agree upon in writing.

         If the foregoing accurately reflects our agreement, please so indicate by having the original of this letter signed in the spaces provided below and returning it to me; a copy is enclosed for your files.

                                       Very truly yours,

                                       LBI Acquisition Corp.
                                       d/b/a Pennant Foods


                                By     /s/  Gerald W. Hanna

                                Its:   President




AGREED TO AND ACCEPTED.

MRS. FIELDS ORIGINAL COOKIE COMPANY



By:     /s/  Larry A. Hodges

Its:

                                January 1, 1998

                                                                   Raw                                      MFC
                                                                Materials        Total        Req.         Total
PROD                                                           & Packaging     Conversion    Add on        Price
  #              DESCRIPTION                                   ($ per lb.)    ($ per lb.)  ($ per lb.)   ($ per lb.)
--------------------------------------------------------------------------------------------------------------------
1553    MFC      P.B. FILLING                                   0.7836          0.3340       0.0200       1.1376
1560    MFC      BRAN MUFFIN 05 LB CHUB                         0.6130          0.3005       0.0200       0.9334
1561    MFC      ORANGE MFFN 05 LB CHUB                         0.7463          0.3411       0.0200       1.1074
1563    MFC      CORN MUFN 4X5 LB CHUB                          0.5399          0.3031       0.0200       0.8630
1564    MFC      PLAIN MUFN BATTR 05 CHUB                       0.5520          0.2852       0.0200       0.8572
1565    MFC      PUMPKIN MFN 05 CHUB                            0.7470          0.3193       0.0200       1.0863
1666    MFC      BANANA NUT MUFFIN 4X5 CHUB                     0.8095          0.3067       0.0200       1.1362
2910    MFC      DOUBLE FUDGE BROWNIE                           0.6986          0.2738       0.0200       0.9924
2911    MFC      WALNUT FUDGE BROWNIE                           0.7522          0.2738       0.0200       1.0460
2912    MFC      PECAN FUDGE BROWNIE                            0.7523          0.2738       0.0200       1.0461
2913    MFC      MACADAMIA FUDGE BROWNIE                        0.8702          0.2738       0.0200       1.1640
2915    MFC      PECAN PIE BROWNIE                              0.8004          0,2792       0.0200       1.0997
3050    MFC      CHOC CHIP COOKIE                               0.6935          0,3342       0.0200       1.0477
3052    MFC      MILK CHOC CHIP COOKIE                          0.7035          0.3346       0,0200       1.0581
3054    MFC      BUTTER TOFFEE COOKIE                           0.8291          0.3252       0.0200       1.1743
3060    MFC      BUTTER COOKIE                                  0.5663          0.3321       0.0200       0.9184
3061    MFC      CHOC CHIP WALNUT COOKIE                        0.8121          0.3297       0.0200       1.1618
3062    MFC      WHITE CHUNK W/MAC COOKIE                       1.1317          0.3288       0.0200       1.4805
3063    MFC      COCO MAC COOKIE                                1.1847          0.3435       0.0200       1.5482
3064    MFC      TRIPLE CHOC COOKIE                             0.7337          0.3346       0.0200       1.0883
3065    MFC      OATMEAL RAISIN NUT COOKIE                      0.7472          0.3449       0.0200       1.112l
3069    MFC      MLK CHOC W/WALNT COOKIE                        0.8262          0.3313       0.0200       1.1775
3075    MFC      PEANUT BUTTER COOKIE                           0.6185          0.3442       0.0200       0.9827
3079    MFC      CHEWY CHOC COOKIE                              0.7936          0.3268       0,0200       1.1404
3091    MFC      MLK CHC CHP W/MC COOKIE                        1.1146          0.3312       0.0200       1.4658
6350    MFC      CHOCOLATE CHIP "COOKIE DOUGH"                  0.6900          0,3342       0.0200       1.0442
6352    MFC      MILK CHOCOLATE CHIP "COOKIE DOUGH"             0.7000          0.3346       0.0200       1.0546
6354    MFC      BUTTER TOFFEE "COOKIE DOUGH"                   0.8256          0.3252       0.0200       1.1708
6358    MFC      PUMPKIN HARVEST "COOKIE DOUGH"                 0.8401          0.3451       0.0200       1.2052
6360    MFC      BUTTER "COOKIE DOUGH"                          0.5628          0.3321       0.0200       0.9149
6361    MFC      CHOCOLATE CHIP WALNUT COOKIE DOUGH"            0.8086          0.3297       0.0200       1.1583
6362    MFC      WHITE CHUNK MAC. NUT COOKIE DOUGH"             1.1170          0.3288       0.0200       1.4658
6363    MFC      COCNUT MAC. NUT "COOKIE DOUGH"                 1.1693          0.3435       0.0200       1.5328
6364    MFC      TRIPLE CHOCOLATE "COOKIE DOUGH"                0.7243          0.3346       0.0200       1.0789
6365    MFC      OATMEAL RAISIN W/NUTS "COOKIE DOUGH"           0.7438          0.3449       0.0200       1.1087
6369    MFC      MILK CHOCOLATE WALNUT "COOKIE DOUGH"           0.8145          0.3313       0.0200       1.1658
6375    MFC      PEANUT BUTTER COOKIE DOUGH"                    0.6150          0.3442       0.0200       0.9792
6379    MFC      CHEWY CHOCOLATE FUDGE "COOKIE DOUGH"           0.7901          0.3268       0.0200       1.1369
6391    MFC      MILK CHOCOLATE MAC NUT COOKIE DOUGH"           1.1000          0,3312       0.0200       1.4512
6392    MFC      SEMI-SWEET CHUNK PECAN COOKIE DOUGH"           0.7933          0.3318       0.0200       1.1451
6650    MFC      CHOCOLATE CHIP NIB COOKIE                      0.6837          0.3348       0.0200       1.0385
6652    MFC      MILK CHOCOLATE CHIP NIB COOKIE                 0.7056          0.3348       0.0200       1.0604
6660    MFC      BUTTER NIB COOKIE                              0.5726          0.3417       0.0200       0.9343


                                January 1, 1998


                                                                  Raw                                      MFC
                                                               Materials         Total       Req.         Total
PROD                                                         & Packaging      Conversion    Add on        Price
  #              DESCRIPTION                                  ($ per lb.)    ($ per lb.) ($ per lb.)   ($ per lb.)
-------------------------------------------------------------------------------------------------------------------
6662    MFC      WHITE CHUNK MAC. NUT NIB COOKIE                1.0912        0.3283       0.0200       1.4395
6665    MFC      OATMEAL RAISIN NIB COOKIE W/NUTS               0.7248        0.3451       0.0200       1.0899
6669    MFC      MILK CHOCOLATE WALNUT NIB COOKIE               0.8278        0.3313       0.0200       1.1791
6675    MFC      PEANUT BUTTER NIB COOKIE                       0.6166        0.3537       0.0200       0.9903
7010    MFC      MFC CASHEW FUDGE BROWNIE (INTL)                0.8137        0.3411       0.0200       1.1749
7030    MFC      MFC DBLE FUDGE CHOC MUFFIN (INTL)              0.6363        0.3411       0.0200       0.9974
7050    MFC      CHOC CHIP COOKIE (INTL)                        0.6933        0.3342       0.0200       1.0475
7051    MFC      WHITE CHIP COOKIE (INTL)                       0.6749        0.3346       0.0200       1.0295
7052    MFC      MILK CHOC COOKIE (INTL)                        0.7033        0.3346       0.0200       1.0579
7054    MFC      MFC BUTTER TOFFEE (INTL)                       0.8298        0.3252       0.0200       1.1750
7060    MFC      BUTTER COOKIE (INTL)                           0.5661        0.3321       0.0200       0.9182
7062    MFC      WHT CHK MAC COOK (INTL)                        1.1369        0,3288       0.0200       1.4857
7063    MFC      COCO/MACNUT COOK (INTL)                        1.1845        0.3435       0.0200       1.5480
7064    MFC      TRIPLE CHOC COOK (INTL)                        0.7365        0.3346       0.0200       1.0911
7065    MFC      OATM RAISIN COOK (INTL)                        0.7470        0.3449       0.0200       1.1119
7066    MFC      CC WLNT COOKIE (INTL)                          0.1819        0.3297       0.0200       1.1616
7079    MFC      CHEWY CHOC COOK (INTL)                         0.7934        0.3268       0.0200       1.1402
7091    MFC      CC MAC NUT COOKIE (INTL)                       1.1144        0.3312       0.0200       1.4656
7092    MFC      SS CHNK PEC COOK (INTL)                        0.8045        0.3318       0.0200       1.1563
7094    MFC      MFC MILK CHOC CHIP W/CASHEW (INTL)             0.9959        0.3422       0.0200       1.3581
7203    MFC      SWEET FRENCH ROLLS                             0.1206        0.3192       0.0200       0.4598
7401    MFC      APPLE CROISSANT                                0.5423        0.3484       0.0200       0.9107
7403    MFC      BUTTER CROISSANT                               0.5193        0.3704       0,0200       0.9097
7404    MFC      CHOCOLATE CROISSANT                            0.6932        0.3616       0.0200       1.0748
7410    MFC      CHEESE CROISSANT                               0.8415        0.3720       0.0200       1.2334
7447    MFC      BUTTER COOKIE SHEETS                           0.6527        0.3616       0.0200       1.0343
7450    MFC      CINNAMON ROLL                                  0.2914        0.3596       0.0200       0.6710
7500    MFC      EGG TWIST                                      0.1831        0.3052       0.0200       0.5083
7501    MFC      NINE GRAIN                                     0.2048        0.2738       0.0200       0.4986
7503    MFC      RAISIN NUT                                     0.4450        0.2744       0.0200       0.7394
7505    MFC      RYE REGULAR                                    0.1794        0.2796       0,0200       0.4790
7506    MFC      HONEYWHEAT BERRY                               0.2487        0.2773       0.0200       0.5459
7552    MFC      NEW SWT BAGT                                   0.1344        0.2779       0.0200       0.4323
7553    MFC      NEW SWEET REGULAR                              0.1317        0.2728       0.0200       0.4245
7570    MFC      SOUR FRENCH REGULAR BREAD                      0.1647        0.2828       0.0200       0.4675
7750    MFC      ALMOND PASTE                                   1.3325        0.3102       0.0200       1.6627
7751    MFC      MAPLE TOPPING                                  0.4044        0.2872       0.0200       0.7115
7754    MFC      NEW STREUSEL                                   0.5302        0.2683       0.0200       0.8184
7782    MFC      BUTTERCREME ICING                              0.7123        0.3067       0.0200       1.0390
33330   INGR     BULK PECANS (10 lbs.)                          2.0000        0.1958       0.0200       2.2158
33332   INGR     BULK FROZEN RASPBERRIES                        1.4500        0.1958       0.0200       1.6658
33333   INGR     BULK MACADAMIA NUTS                            4.7100        0.1958       0.0200       4.9258
33334   INGR     BULK FROZEN BLUEBERRIES                        1.2800        0.1958       0.0200       1.4958
33335   INGR     BULK SEMI SWEET CHOC CHIPS                     0.9290        0,1958       0.0200       1.1448

                                January 1, 1998


                                                                   Raw                                      MFC
                                                                Materials        Total         Req.        Total
PROD                                                           & Packaging    Conversion      Add on       Price
  #              DESCRIPTION                                   ($ per lb.)    ($ per lb.)  ($ per lb.)  ($ per lb.)
--------------------------------------------------------------------------------------------------------------------
33336   INGR     BULK MILK CHOC CHIPS                           0.9500        0.1958       0.0200       1.1658
33337   INGR     BULK WALNUTS                                   2.1700        0.1958       0.0200       2.3858
33338   INGR     BULKPECANS                                     2.0000        0.1958       0.0200       2.2158
33339   INGR     BULK WHITE CHUNK CHOC CHIPS                    0.8510        0.1958       0.0200       1.0668
64101   OCC      OLD FASHION CHOC. CHIP COOKIE DOUGH            0.5353        0.3383       0.0200       0.8936
64102   OCC      OLD FASHION CHOC. PECAN COOKIE DOUGH           0.7122        0.3383       0.0200       1.0705
64105   OCC      OLD FASHION SUGAR BUTTER COOKIE DOUGH          0.4395        0.3383       0.0200       0.7978
64106   OCC      OLD FASHION PEANUT BUTTER COOKIE DOUGH         0.5400        0.3383       0.0200       0.8983
64107   OCC      OLD FASHION OATMEAL RAISIN COOKE DOUGH         0.4398        0.3383       0,0200       0.7981
64114   OCC      OLD FASHION DOUBLE CHOC. COOKIE DOUGH          0.5429        0.3383       0.0200       0.9012
64119   OCC      OLD FASHION GINGER SNAPS COOKIE DOUGH          0.5631        0.3383       0.0200       0.9214
64122   OCC      OLD FASHION BTTRSCTCH OATML COOKIE DO          0.4988        0.3383       0.0200       0.8571
64201   OCC      BITE SIZE CHOC. CHIP COOKIE DOUGH              0.5363        0.3383       0.0200       0.8946
64202   OCC      BITE SIZE CHOC. PECAN COOKIE DOUGH             0.7207        0.3383       0.0200       1.0790
64206   OCC      BITE SIZE PEANUT BUTTER COOKIE DOUGH           0.5352        0.3383       0,0200       0.8935
64207   OCC      SITE SIZE OATMEAL COOKIE DOUGH                 0.4482        0.3383       0.0200       0.8065
64214   OCC      BITE SIZE DOUBLE CHOC. COOKIE DOUGH            0.5428        0.3383       0.0200       0.9011
64223   OCC      SITE SIZE SUGAR M&M COOKIE DOUGH               0.8262        0.3383       0.0200       1.1845
64275   OCC      BITE SIZE BUTTER COOKIE DOUGH                  0.7462        0.3383       0.0200       1.1045

                                   Exhibit B
                                Rebate to Buyer




                Annual Volume                        Rebate
                    (000's lbs.)                    ($ per lb.)
                -----------------                   -----------
                23,000 or less                      0.0000
                23,001 - 24,999                     0.0100
                25,000 - 26,999                     0.0125
                27,000 - 28,999                     0.0150
                29,000 - or more                    0.0175

                                   Exhibit C
                           Penalty Payment by Buyer



              Annual Volume                       Penalty
                    (QOQ's )                     ($ per lb.)
               ----------------                  -----------

              23,000 - +                         0.0000
              21,000 - 21,999                    0.0025
              19,000 - 20,999                    0.0050
              17,000 - 18,999                    0.0075
              15,000 - 16,999                    0.0100
              13,000 - 14,999                    0.0125
              11,000 - 12,999                    0.0150
               9,000 - 10,999                    0.0175
               7,000 -  8,999                    0.0200
               5,000 -  6,999                    0.0225
               3,000 -  4,999                    0.0250
               1,000 -  2,999                    0.0275
                   0 -    999                    0.0300

                                   Exhibit D
                                Commodity Items




Butter
Chocolate
Eggs
Flour (bagged)
Milk / Milk Products
Nuts (Including but not limited to)
         Macadamia Nuts
         Pecans
         Walnuts
Raisins
Shortening / Oils
Sugar(bagged)

Packaging
Corrugated
Roll Stock Film